PRESS RELEASE

AnalogicTech Reports Financial Results for the Third Quarter 2011

–	Provides Fourth Quarter 2011 Outlook

–	Updates Regarding Timing of Quarterly Report Filing

Santa Clara, CA – November 9, 2011 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), an analog semiconductor company focused on powering innovative solutions in consumer electronics, computing, and communications markets, today reported financial results for the third quarter ended September 30, 2011.

Net revenue for the third quarter of 2011 was $22.1 million, compared to net revenue of $25.0 million for the third quarter of 2010, and $24.1 million for the second quarter of 2011.

In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the third quarter of 2011 was $3.7 million, or $0.08 per diluted share. This compares to a GAAP net loss of $1.3 million, or $0.03 per diluted share, for the third quarter of 2010 and a GAAP net loss of $3.1 million, or $0.07 per diluted share, for the second quarter 2011. Third and second quarter 2011 GAAP net loss includes non-recurring charges for acquisition-related expenses.

On a non-GAAP basis, net loss for the third quarter of 2011 was $0.4 million or $0.01 per diluted share. This compares to a non-GAAP net loss of $2.4 million, or $0.06 per diluted share, for the third quarter of 2010, and break even, or $0.00 per diluted share for the second quarter of 2011.

Please refer to the tables below for reconciliation between GAAP and non-GAAP financial measures.

AnalogicTech reported gross profit of 42.6% for the third quarter of 2011, compared to 43.5% for the third quarter of 2010 and 44.9% for the second quarter of 2011. Non-GAAP gross profit was 42.8% for the third quarter of 2011, compared to 44.2% for the third quarter of 2010 and 45.2% for the second quarter of 2011. The Company ended the quarter with $84.3 million in cash, cash equivalents, and short-term investments.

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“We are pleased to deliver results that are in line with our guidance for the third quarter,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “Achieving the performance objectives that we set for the third quarter is even more notable in light of the challenging operating environment that semiconductor companies are currently facing. Given the state of the macroeconomic environment, we will continue to carefully manage our expense structure with a focus on investing prudently in the resources that support our growth and product innovation.

“During the third quarter, we continued to make progress expanding our penetration and increasing our content at leading smartphone manufacturers. In LCD TVs, we booked our first order from one of the top TV manufacturers, with production expected to begin ramping up in the fourth quarter. In GreenPower, we introduced a new DC/DC converter that regulates power in USB peripherals. We are pleased with the solid momentum of our product offerings, particularly in LCD TVs and low-power computing,” concluded Mr. Williams.

In light of the pending transaction with Skyworks Solutions, Inc. (“Skyworks”) (Nasdaq: SWKS), AnalogicTech will not be hosting a conference call in conjunction with this third quarter earnings release.

Business Outlook

The Company is providing a fourth quarter business outlook as part of the normal course of its business and doing so has no bearing on the Company’s view of its pending transaction with Skyworks.

For the fourth quarter of 2011, AnalogicTech estimates net revenue in the range of $20 million to $22 million, and a net loss in the range of $0.15 to $0.13 per basic share on a GAAP basis. On a non-GAAP basis, net loss is expected to be in the range of $0.06 to $0.04 per basic share. The fourth quarter 2011 estimates include acquisition-related expenses of approximately $3 million and pre-tax quarterly stock-based compensation expense of approximately $1 million. Tax expense is expected to be approximately $0.2 million.

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Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net loss, gross profit and net loss per diluted share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. Reconciliation between GAAP and non-GAAP net loss, gross profit and loss per diluted share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Timing of Quarterly Report on Form 10-Q

AnalogicTech also announced today that it expects to file a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission with respect to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The due date for this Form 10-Q filing is November 9, 2011. Skyworks has made certain allegations regarding AnalogicTech’s accounting practices in connection with the arbitration proceeding in the Delaware Court of Chancery. The arbitration is set to begin November 28, 2011. Although the outcome of the arbitration is uncertain, AnalogicTech stands behind its financial statements and accounting practices and believes Skyworks’ allegations are without merit. However, out of an abundance of caution, the Audit Committee of AnalogicTech’s Board of Directors will conduct an internal review of the allegations prior to the filing of the Company’s Form 10-Q.

For More Information

Investor Contacts:

Lisa Laukkanen	Matt Sherman /Andrew Siegel
The Blueshirt Group	Joele Frank, Wilkinson Brimmer
415-217-4967	Katcher
212-355-4449

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About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies Incorporated (AATI), or AnalogicTech, develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, tablets, notebooks, TV and LCD displays as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com.

Safe Harbor Statement

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those indicated in such forward-looking statements. Factors that could cause AATI’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; AATI’s failure to accurately forecast demand for its products; the loss of, or a significant reduction in orders from, any of AATI’s significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; AATI’s ability to manage inventory levels; fluctuations in AATI’s operating results; AATI’s inability to develop and sell new products; defects in or failures of AATI’s products; the expense and uncertainty involved in AATI’s customer design-win efforts; the financial viability of the distributors of AATI’s products; fluctuations in AATI’s costs to manufacture its products; AATI’s reliance on third parties to manufacture, test, assemble and ship its products; AATI’s ability to retain and attract key personnel; AATI’s ability to compete with our competitors; and AATI’s ability to protect its intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause AATI’s actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect AATI’s prospects in general are described in filings with the Securities and Exchange Commission, including, AATI’s most recent Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. AATI assumes no obligation to update any forward-looking statement contained in this document.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Sep. 30, 2011	Dec. 31, 2010 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$55,283	$37,158
Short-term investments	28,989	50,245

Total cash, cash equivalents and short term investments	84,272	87,403
Accounts receivable, net of allowances	15,284	13,629
Inventories	12,542	11,390
Prepaid expenses and other current assets	2,093	1,803

Total current assets	114,191	114,225
Property and equipment, net	4,578	5,061
Other assets	2,148	3,182
Deferred income taxes	202	188
Intangible assets, net	—	50
Goodwill	16,116	16,116

TOTAL ASSETS	$137,235	$138,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$12,131	$9,315
Accrued liabilities	4,570	4,481
Income tax payable	74	146

Total current liabilities	16,775	13,942
Long-term income tax payable	2,471	2,221
Other long-term liabilities	298	297

Total liabilities	19,544	16,460

Total stockholders’ equity	117,691	122,362

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$137,235	$138,822

*	Amounts as of December 31, 2010 were derived from the December 31, 2010 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2011	Sep. 30, 2010	Jun. 30, 2011	Sep. 30, 2011	Sep. 30, 2010
NET REVENUE	$22,145	$24,982	$24,050	$66,681	$70,046
Cost of revenue	12,711	14,111	13,255	37,689	38,035

GROSS PROFIT	9,434	10,871	10,795	28,992	32,011
OPERATING EXPENSES:
Research and development	6,003	8,679	6,588	19,059	23,617
Sales, general and administrative	6,236	6,546	7,072	20,912	18,816
Patent litigation	—	41	5	2,188	1,370

Total operating expenses	12,239	15,266	13,665	42,159	43,803

LOSS FROM OPERATIONS	(2,805)	(4,395)	(2,870)	(13,167)	(11,792)
INTEREST AND OTHER INCOME (EXPENSE), NET	(787)	(12)	(7)	(825)	72

LOSS BEFORE INCOME TAXES	(3,592)	(4,407)	(2,877)	(13,992)	(11,720)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	86	(3,114)	175	432	(2,312)

NET LOSS	$(3,678)	$(1,293)	$(3,052)	$(14,424)	$(9,408)

NET LOSS PER SHARE:
Basic	$(0.08)	$(0.03)	$(0.07)	$(0.33)	$(0.22)

Diluted	$(0.08)	$(0.03)	$(0.07)	$(0.33)	$(0.22)

WEIGHTED AVERAGE SHARES USED IN NET LOSS PER SHARE CALCULATION:
Basic	44,163	42,156	43,229	43,309	42,665

Diluted	44,163	42,156	43,229	43,309	42,665

Note: Stock-based compensation recorded in each expense classification above is as follows:
Cost of revenue	$37	$120	$65	$156	$257
Research and development	434	832	475	1,374	1,969
Sales, general and administrative	606	825	489	2,545	2,125

	$1,077	$1,777	$1,029	$4,075	$4,351

Financial Summary (Non-GAAP)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
GAAP TO NON-GAAP RECONCILIATION	Sep. 30, 2011	Sep. 30, 2010	Jun. 30, 2011
GROSS MARGIN:

GAAP GROSS MARGIN	$9,434	$10,871	$10,795
GAAP GROSS MARGIN %	42.6%	43.5%	44.9%
Stock-based compensation	37	120	65
Restructuring and other severance expenses	—	49	—
NON-GAAP GROSS MARGIN	9,471	11,040	10,860
NON-GAAP GROSS MARGIN %	42.8%	44.2%	45.2%

NET INCOME (LOSS):

NET LOSS ON GAAP BASIS:	$(3,678)	$(1,293)	$(3,052)
Stock-based compensation	1,077	1,777	1,029
Acquisition-related charges	1,412	—	2,033
Impairment of non-marketable securities	833	—	—
Reserve release due to settlement of an IRS audit	—	(3,407)	—
Restructuring and other severance expenses	—	532	—

Total adjustments	3,322	(1,098)	3,062

NET INCOME (LOSS) ON NON-GAAP BASIS:	$(356)	$(2,391)	$10

EPS:

GAAP EPS, DILUTED	$(0.08)	$(0.03)	$(0.07)
NON-GAAP EPS, DILUTED	$(0.01)	$(0.06)	$0.00
Weighted average shares used to calculate Non-GAAP diluted EPS:	44,163	42,156	45,036